BOSTON CAPITAL TAX CREDIT FUND IV L.P. _______________________________________
CERTIFICATION AND AGREEMENT
OF
         PEAR VILLAGE LIMITED _______________________________________
    CERTIFICATION AND AGREEMENT made as of August 1, 1996, by PEAR VILLAGE LEITCHFIELD AFFORDABLE HOUSING, LLC, a Kentucky limited liability company (the "Operating General Partner"); WABUCK DEVELOPMENT COMPANY, INC., a Kentucky corporation (the "Original General Partner"); and GARRY D. WATKINS and DENNIS
R. BUCKLES (the "Original Limited Partners") for the benefit of BOSTON CAPITAL TAX CREDIT FUND IV L.P., a Delaware limited partnership (the "Investment Partnership"), BCTC 94, INC., a Delaware corporation ("Boston Capital"), PEABODY & BROWN and certain other persons or entities described herein.
         WHEREAS, the Operating Partnership proposes to admit the Investment Partnership and Boston Capital as limited partners thereof pursuant to an Agreement of Limited Partnership of the Operating Partnership dated as of August 1, 1996 (the "Operating Partnership Agreement"), in accordance with which the Investment Partnership will make substantial capital contributions to the Operating Partnership;
         WHEREAS, the Investment Partnership and Boston Capital have relied upon
certain information and representations described herein in evaluating the merits of investment by the Investment Partnership in the Operating Partnership; and
WHEREAS, Peabody & Brown, as counsel for the Investment
Partnership and Boston Capital, will rely upon such information and representations in connection with its delivery of certain opinions with respect to this transaction;
         NOW, THEREFORE, to induce the Investment Partnership and Boston
Capital
to enter into the Operating Partnership Agreement and become limited partners of the Operating
Partnership, and for $1.00 and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Operating Partnership, the Operating General Partner, the Original General Partner and the Original Limited Partners hereby agree as follows for the benefit of the Investment Partnership, Boston Capital, Peabody & Brown and certain other persons hereinafter described.
1. Representations, Warranties and Covenants of the Operating Partnership, the Operating GeneralPartner, the Original General Partner and theOriginal Limited Partners
    The Operating Partnership, the Operating General Partner, the
Original General Partner and the Original Limited Partners jointly and severally represent, warrant and certify to the Investment Partnership, Boston Capital, and Peabody & Brown that, with respect to the Operating Partnership, as of the date hereof:
      1.01 The Operating Partnership is duly organized and in
good standing as a limited partnership pursuant to the laws of the state of its formation with full power and authority to own its apartment complex (the "Apartment Complex") and conduct its business; the Operating Partnership, the Operating General Partner, the Original General Partner and the Original Limited Partners have the power and authority to enter into and perform this Certification and Agreement; the execution and delivery of this Certification and Agreement by the Operating Partnership, the Operating General Partner, the Original General Partner and the Original Limited Partners have been duly and validly authorized by all necessary action; the execution and delivery of this Certification and Agreement, the fulfillment of its terms and consummation of the transactions contemplated hereunder do not and will not conflict with or result in a violation, breach or termination of or constitute a default under (or would not result in such a conflict, violation, breach, termination or default with the giving of notice or passage of time or both) any other agreement, indenture or instrument by which the Operating Partnership or any Operating General Partner, Original General Partner or Original Limited Partner is bound or any law, regulation, judgment, decree or order applicable to the Operating Partnership or any Operating General Partner, Original General Partner or Original Limited Partner or any of their respective properties; this Certification and Agreement constitutes the valid and binding agreement of the Operating Partnership, the Operating General Partner, the Original General Partner and the Original Limited Partners, enforceable against each of them in accordance with its terms.
      1.02 The Original General Partner and Operating General Partner
have delivered to the Investment Partnership, Boston Capital or their affiliates all documents and information which would be material to a prudent investor in deciding whether to invest in the Operating Partnership. All factual information, including without limitation the information set forth in Exhibit A hereto, provided to the Investment Partnership, Boston Capital or their affiliates either in writing or orally, did not, at the time given, and does not, on the date hereof, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they are made. Since the date of the financial statements for the Operating General Partner previously delivered, there has been no material adverse change in the financial position of the Operating General Partner. The estimates of occupancy rates, operating expenses, cash flow, depreciation and tax credits set forth on Exhibit A are reasonable in light of the knowledge and experience of the Original General Partner and the Operating General Partner.
    1.03 As of the date hereof, each of the
representations contained in Exhibit B attached hereto is true, accurate and complete as to each of the Operating Partnership, the Operating General Partner, the Original General Partner and the Original Limited Partners and as to any of their affiliates, any of their predecessors and their affiliates, predecessors, any of their directors, officers, general partners and/or beneficial owners of ten per cent (10%) or more of any class of their equity securities (beneficial ownership meaning the power to vote or direct the vote and/or the power to dispose or direct the disposition of such securities), as the case may be, and any promoters presently connected with them in any capacity.
        1.04 Each of the representations and warranties contained in the Operating Partnership Agreement is true and correct as of the date hereof.
    1.05 Each of the covenants and agreements of the
Operating Partnership and the Operating General Partner contained in the Operating Partnership Agreement has been duly performed to the extent that performance of any covenant or agreement is required on or prior to the date hereof.
    1.06 All conditions to admission of the Investment
Partnership and Boston Capital as the investment limited partner and the special limited partner, respectively, of the Operating Partnership contained in the Operating Partnership Agreement have been satisfied.
    1.07 No default has occurred and is continuing
under the Operating Partnership Agreement or any of the Project Documents (as said term is defined in the Operating Partnership Agreement) for the Operating Partnership.
    1.08 The Operating General Partner agrees to take
all actions necessary to claim the Projected Credit, including, without limitation, the filing of Form(s) 8609 with the Internal Revenue Service.
    1.09 No person or entity other than the Operating
Partnership holds any equity interest in the Apartment Complex.
    1.10 The Operating Partnership has the sole
responsibility to pay all maintenance and operating costs, including all taxes levied and all insurance costs, attributable to the Apartment Complex.
    1.11 The Operating Partnership, except to the
extent it is protected by insurance and excluding any risk borne by lenders, bears the sole risk of loss if the Apartment Complex is destroyed or condemned or there is a diminution in the value of the Apartment Complex.
    1.12 No person or entity except the Operating
Partnership has the right to any proceeds, after payment of all indebtedness, from the sale, refinancing, or leasing of the Apartment Complex.
          1.13 The Operating General Partner is not related in any manner to the Investment Partnership, nor is the Operating General Partner acting as an agent of the Investment Partnership.
          1.14 The Apartment Complex contains no substance known to be hazardous, such as hazardous waste, lead-based paint, asbestos, methane gas, urea formaldehyde insulation, oil, toxic substances, underground storage tanks, polychlorinated biphenals (PCBs), and radon; the Apartment Complex is not affected by the presence of oil, toxic substances, or other pollutants that could be a detriment to the Apartment Complex nor is the Operating Partnership in violation of any local, state, or federal law or regulation; and no violation of the Clean Air Act, Clean Water Act, Resource Conservation and Recovery Act, Toxic Substance Control Act, Safe Drinking Water Control Act, Comprehensive Environmental Resource Compensation and Liability Act, or Occupational Safety and Health Act has occurred or is continuing. Neither the Operating Partnership nor the Operating General Partner, the Original General Partner or either of the Original Limited Partners has received any notice from any source whatsoever of the existence of any such hazardous condition relating to the Apartment Complex or of any violation of any local, state or federal law or regulation with respect to the Apartment Complex.
          1.15 The fair market value of the Apartment Complex exceeds the total amount of indebtedness encumbering the Apartment Complex and is expected to continue to do so throughout the term of such indebtedness.
           1.16 As of December 31, 1995, the Operating Partnership owned the Apartment Complex for Federal income tax purposes and had a basis in the Apartment Complex equal to at least 10% of its anticipated basis in the Apartment Complex as of December 31, 1997, and all buildings in the Apartment Complex will be placed in service for purposes of Section 42 of the Code not later than December 31, 1997.
1.17 The Apartment Complex does not receive
assistance under the HUD Section 8 Moderate Rehabilitation Program other than under the Stewart B. McKinney Homeless Assistance Act of 1988.
          1.18 The Apartment Complex is not in violation of any State or local health or building code or regulation.
     2.   Indemnification
          2.01 The Operating General Partner and the Original General Partner (for purposes of this Section 2.01, the "Indemnifying Parties" or, individually, an "Indemnifying Party") each agree to indemnify and hold harmless the Investment Partnership and Boston Capital (for purposes of this
Section 2.01, the "Indemnified Parties" or, individually, an "Indemnified Party") and each officer, director, employee and person, if any, who controls any party against any losses, claims, damages or liabilities (collectively, "Liabilities"), joint or several, to which any Indemnified Party or such officer, director, employee or controlling person may become subject, insofar as such Liabilities or actions in respect thereof arise out of or are based upon (i) a breach by such Indemnifying Party of any of his representations, warranties or covenants to such Indemnified Party or any such of its officers, directors, employees or controlling persons under this Certification and Agreement or (ii) liability under any statute, regulation, ordinance, or other provision of federal, state, or local law or any civil action pertaining to the protection of the environment or otherwise pertaining to public health or employee health and safety, including, without limitation, protection from hazardous waste, leadbased paint, asbestos, methane gas, urea formaldehyde insulation, oil, toxic substance, underground storage tanks, polychlorinated biphenals (PCBs), and radon; and to reimburse each such Indemnified Party and each such officer, director, employee or controlling person for any legal or other expenses reasonably incurred by it or them in connection with investigating or defending against any such Liability or action; provided, however, that no Indemnifying
Party shall be required to indemnify any Indemnified Party or any such officer, director, employee or controlling person for any payment made to any claimant in settlement of any Liability or action unless such payment is approved by such Indemnifying Party or by a court having jurisdiction of the controversy. This indemnity agreement shall remain in full force and effect notwithstanding any investigation made by any party hereto, shall survive the termination of any agreement which refers to this indemnity and shall be in addition to any liability which an Indemnifying Party may otherwise have.
          2.02 No Indemnifying Party shall be liable under the indemnity agreements contained in Section 2.01 unless the Indemnified Party shall have notified the Indemnifying Party in writing within forty-five (45) business days after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Indemnified Party or any such of its officers, directors, employees or controlling persons, but failure to notify an Indemnifying Party of any such claim shall not relieve it from any liability which it may have to the Indemnified Party or any such of its officers, directors, employees or controlling persons against whom action is brought otherwise than
on account of its indemnity agreement contained in Section     2.01.  In case
any action is brought against any Indemnified Party or any such of its officers, directors, employees or controlling persons upon any such claim, and it notifies the Indemnifying Party of the commencement thereof as aforesaid, the Indemnifying Party shall be entitled to participate at its own expense in the defense, or, if it so elects, in accordance with arrangements satisfactory to any other Indemnifying Party or parties similarly noti-fied, to assume the defense thereof, with counsel who shall be satisfactory to such Indemnified Party or any such of its officers, directors, employees or controlling persons and any other Indemnified Parties who are defendants in such action; and after notice from the Indemnifying Party to such Indemnified Party or any such of its officers, directors, employees or controlling persons of its election so to assume the defense thereof and the retaining of such counsel by the Indemnifying Party, the Indemnifying Party shall not be liable to such Indemnified Party or any such of its officers, directors, employees or controlling persons for any legal or other expenses subsequently incurred by such Indemnified Party or any such of its officers, directors, employees or controlling persons in connection with the defense thereof, other than the reasonable costs of investigation.
     3.   Miscellaneous
          3.01 This Certification and Agreement is made solely for the benefit of the Operating Partnership, the Operating General Partner, the Original General Partner, the Original
Limited Partners and Boston Capital, Peabody & Brown and the Investment Partnership (and, to the extent provided in Section 2, the officers, directors, partners, employees and controlling persons referred to therein), and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.
                        3.02 This Certification and Agreement may be executed in several counterparts, each of which shall be deemed to be an original, all of which together shall constitute one and the same instrument.
                        3.03 Terms defined in the Operating Partnership Agreement dand used but not otherwise defined herein shall have the meanings given to them in the Operating Partnership Agreement.
IN WITNESS WHEREOF, the undersigned have set their hands and seals as of the date first above written.

OPERATING PARTNERSHIP
PEAR VILLAGE LIMITED
By:  Leitchfield Affordable Housing, LLC
     By:  Wabuck Development Company, Inc. a member
                         By:  /s/ Garry D. Watkins
                                       Garry D. Watkins, President
                        By:  The Housing Foundation, Inc.
                                       By:  /s/Sharon K. Cook
                                                 Its: Vice President
OPERATING GENERAL PARTNER
LEITCHFIELD AFFORDABLE HOUSING, LLC

By: Wabuck Development Company, Inc., a member
    By:  /s/Garry D. Watkins
           Garry D. Watkins, President
By:  The Housing Foundation, Inc.
       By:              /s/Sharon K. Cook
                             Its Vice President

ORIGINAL LIMITED PARTNERS

/s/Garry D. Watkins
GARRY D. WATKINS

/s/Dennis R. Buckles
DENNIS R. BUCKLES

ORIGINAL GENERAL PARTNER
WABUCK DEVELOPMENT COMPANY, INC.

By:  /s/Garry D. Watkins
         Garry D. Watkins, President



                                                                Exhibit A
                                                      PEAR VILLAGE
                                                           FACT SHEET

1.  Construction/Permanent Financing
    A.   First Mortgage Loan
             1.    Lender:                          First Federal Savings
                                                           Bank of Leitchfield
              2.   Mortgage Amount:                  $227,000
         3.   Note Date:                         anticipated July, 1996
              4.   Interest Rate:
          Lender's Prime Rate during the
          construction period;          2.5%
                             per annum thereafter based on a 30
                             year amortization period.
              5.   Term:                              15 years from Final
Closing
                                        (with an estimated $135,354.89
                                        balloon payment at maturity)
              6.   Guarantors:    None
    B.   Second Mortgage Loan
             1.    Lender:                          The Kentucky Housing  Corpor
ation
                                        (with Kentucky HOME Investment
                                        Partnerships Program funds)
              2.   Mortgage Amount:                  $300,000
             3.    Note Date:                         anticipated July, 1996.
              4.   Interest Rate:                 fixed at 1% per annum based
on a
                                                                25-year
amortization period
                                                                (interest
deferred until maturity)
              5.   Term:                              25 years
              6.   Guarantors:                       Garry D. Watkins and Linda
Watkins
                                                           (in the maximum
amount of $330,000
                                                           until approximately
one year from
                                                           the date of Final
Closing

2.  Eligible Basis:          $951,000

3.  Qualified Basis:         $951,000

4.  GP Capital Contribution:      $100

5.  Type of Credit:          9%

6.  Rent-up Schedule:
    13% occupancy by January 31, 1997
    26% occupancy by February 28, 1997
    39% occupancy by March 31, 1997
    52% occupancy by April 30, 1997
    65% occupancy by May 31, 1997
    78% occupancy by June 30, 1997
    91% occupancy by July 31, 1997
   100% occupancy by August 31, 1997

7.  Projected Credit to the
    Investment Partnership:                    $828,511
          A.  $51,782 for 1997,
         B.        $82,851 per annum for each of the years 1998
           Through 2006, and
         C.        $ 31,069 for 2007.

8.  Total Projected Credit:               $836,880
         A.        $52,305 for 1997,
         B. $83,688 per annum for each of the years 1998 through 2006, and
         C.        $31,383 for 2007.

9.  Tax Credit Approval:
         A.        Application
              1.  Date:                     August 23, 1995
              2.  Credit Amount Requested:  Not listed in application
         B.        Reservation
                   1.  Date:                          October 2, 1995
                   2.  Credit Amount Reserved:        $85,140
         C.        Allocation
                   1.  Date:                     December 28, 1995
                  2.  Credit Amount Allocated:  $85,140
         D.        LIHC Rate on Form 8609   N/A

10.  Apartment Complex:
         A.        Name:          Pear Village Apartments
         B.        Address:                                Lots 71-78, Meadow
Brook
                                                           Estates Section 4,
Leitchfield,
                                                           Kentucky
         C.        County:                                 Grayson

         D.        Type of Project:                   Family

11.  Area Median Income:                         $23,400

12.  Type of Apartments:
                    Unit                  Tax Credit   Utility
            Number   Square Ft.      Rent      Allowance
3-Bedroom    16        1,200         $200        $74

13.  Rental Assistance:      None

14.  Annual Operating Expenses
         (beginning 1998):                       $26,960

15.  Operating Reserve Account             $10,000 from the Second Installment

16.  Projected gross annual
     Cash Flow:                                    $____________
     (beginning 1998)

17.  Amount of Annual Asset
         Management Fee to Boston
         Capital                                      $ 1,000
    (cumulative, beginning 1997)

18.  Amount of Partnership Management
         Fee to General Partner:
         (non-cumulative, beginning 1997)      $1,000

19.  Amount of Annual Incentive
         Management Fee from available:          2% of gross rental income
         Cash Flow (non-cumulative, beginning 1997)
20.  Amount of Total Depreciable
         Base Allocated to Personal
         Property:                                   $38,400

21.  Projected Completion Date:           April 30, 1997

22.  Total Capital Contribution of
        Investment Partnership:               $488,822
23.  Schedule of Capital Contributions
         A.   $244,412  on the later of
                    (i) the Admission Date or
                   (ii) Initial Closing;
         B.   $122,205  on the later of
                   (i) State Designation;
                   (ii) Substantial Completion;
                   (iii) Cost Certification; or
                   (iv) receipt by the Investment Partnership of evidence from the
                             Contractor that all amounts payable to it pursuant
to the
                             Construction Contract have been paid in full;
         C.   $112,205  on the later of
                   (i) the Initial 87% Occupancy Date;
                   (ii) Final Closing;
              (iii) receipt by Investment Partnership of the legal opinion provided for in Section 5.04(b) of the Operating Partnership Agreement; or
                (iv) Rental Achievement; and
         D.   $10,000   on Rental Achievement Confirmation.
24.  Fees, Special Distributions and Other Items to be paid from
         Capital Contributions
         A.   Construction and Development  Fee:      $200,000
         B.   Development Overhead:                   $1,922
         C.   Direct Development Costs:              $286,900
25.  Construction and Development Fee
         Interest Payable From Cash Flow:        None
26.  General Partner(s):     Leitchfield Affordable   Housing, LLC
    Address:       c/o Wabuck Development   Company, Inc.
                                  1178 Owensboro Road
                                  P.O. Box 556
                                  Leitchfield, KY  42755
         Telephone Number:             (502) 259-5607
         Contact Person:          Garry D.Watkins
27.  Ownership Interests
                             Normal      Capital           Cash
                             Operation   Transaction       Flow
General Partner              1%       50%                  50
Investment  Partnership  98.99%        50%            50%
Special Limited Partner  .01%          none          none
28.  Management Agent:          Homeland, Inc.
            Contact Person:            Suzanne Russell, President
           Address:          135 East Market Street,
               Suite 2, P.O. Box 576
               Leitchfield, Kentucky 42755
         Telephone Number:   (502) 259-5461
            Amount of Fee:   6% of gross revenues
29.  Builder:      Clayton Watkins     Construction, Inc.
         Address:       1178 Owensboro Road
                         Leitchfield, Kentucky 42754
     Amount of Compensation:      $705,000
         Builder's Profit:        $60,000
30.  Architect:         Bill G. Finley, AIA
         Address:         P.O. Box 196
                              Bowling Green, Kentucky 42101
         Amount of Fee:      $12,000
31.  Auditor:      Reznick, Fedder &   Silverman, CPA's
         Address:       4520 East-West Highway
               Suite 300
               Bethesda, MD  20814
         Telephone Number:         (310) 652-9100
32.  Tax Return Preparer:  Daniel G. Drane, CPA
         Address                 209 East Third Street
                                          Hardinsburg, Kentucky 40143
         Telephone Number:       (502) 756-5704

33.  Federal Taxpayer ID Number:       61-1292537

34.  Operating Deficit Guaranty:

The General Partner shall be obligated commencing from and after the Final Closing Date through the end of the Compliance Period to advance funds in an aggregate amount not to exceed $200,000, which will be necessary to meet Operating Deficits. In order to fund Operating Deficits, the General Partner is required to purchase a treasury bill or interest-bearing government security in an amount of not less than $100,000, which shall be held in escrow by First Federal Savings Bank of Leitchfield, Kentucky (the "Escrow Agent") pursuant to an Escrow Agreement of even date herewith by and between the General Partner, the Investment Limited Partner and the Escrow Agent.
Interest received by the General Partner on the treasury bill or government security shall be deposited in a depository account with the Escrow Agent (the "Interest Account") pursuant to Section 8.18(c) of the Partnership Agreement to be used solely by the General Partner for the purpose of funding Operating Deficits.

35.  Replacement Reserve:         The General Partner shall cause the
                                            Partnership to deposit at least
                                            $4,000 annually into the
Replacement
                                            Reserve.

36.  Building Breakdown:
                                            #1    #2    #3     #4     #5     #6
   #7  #8
A.   # of Units                 2     2     2      2      2      2     2   2
B.   Unit #s                  2       2         2     2       2      2     2   2
C.   Bin #     KY95- 13401 13402 13403  13404   13405  13406 13407 13408
cc:  Boston Capital Communications Limited Partnership Accounting Department

Exhibit B
certificate of Operating Partnership,
Operating General Partner, Original General Partner and
Original Limited Partners
Re:  Lack of Disqualifications
              The Operating Partnership, its Operating General Partner, its Original General Partner and its Original Limited Partners (as identified on the Certification and Agreement to which this Certificate is attached as Exhibit B) hereby represent to you that neither (i) the Operating Partnership,
(ii) any predecessor of the Operating Partnership, (iii) any of the Operating Partnership's affiliates ("affiliate" meaning a person that controls or is controlled by, or is under common control with, the Operating Partnership),
(iv) any sponsor (meaning any person who (1) is directly or indirectly instrumental in organizing the Operating Partnership or (2) will directly or indirectly manage or participate in the management of the Operating Partnership or (3) will regularly perform, or select the person or entity who will regularly perform, the primary activities of the Operating Partnership),
(v) any officer, director, principal or general partner of the Operating Partnership or of any sponsor, (vi) any officer, director, principal, promoter or general partner of any, Original General Partner or Operating General Partner, (vii) any beneficial owner of ten per cent or more of any class of the equity securities of the Operating Partnership or of any sponsor (beneficial ownership meaning the power to vote or direct the vote and/or the power to dispose or direct the disposition of such securities), (viii) any promoter of the Operating Partnership (meaning any person who, acting alone or in conjunction with one or more other persons, directly or indirectly has taken, is taking or will take the initiative in founding and organizing the business of the Operating
Partnership or any person who, in connection with the founding and organizing of the business or enterprise of the Operating Partnership, directly or indirectly receives in consideration of services or property, or both services and property, ten per cent or more of any class of securities of the Operating Partnership or ten per cent or more of the proceeds from the sale of any class of such securities; provided, however, a person who receives such securities or proceeds either solely as underwriting commissions or solely in consideration of property shall not be deemed a promoter if such person does not otherwise take part in founding and organizing the enterprise) presently connected with the Operating Partnership in any capacity:
    (1) Has filed a registration statement which is the subject of any pending proceeding or examination under the securities laws of any jurisdiction, or which is the subject of a any refusal order or stop order thereunder entered within five years prior to the date hereof;
         (2) Has been convicted of or pleaded nolo contendere to a misde-meanor or felony or, within the last ten years, been held liable in a civil action by final judgment of a court based upon conduct showing moral turpitude in connection with the offer, purchase or sale of any security, franchise or commodity (which term, for the purposes of this Certificate shall hereinafter include commodity futures contracts) or any other aspect of the securities or commodities business, or involving racketeering, the making of a false filing or a violation of Sections 1341, 1342 or 1343 of Title 18 of the United States Code or arising out of the conduct of the business of an issuer, underwriter, broker, dealer, municipal securities dealer, or investment adviser, or involving theft, conversion, misappropriation, fraud, breach of fiduciary duty, deceit or intentional wrongdoing including, but not limited to, forgery, embezzlement, obtaining money under false pretenses, larceny fraudulent conversion or misappropriation of property or conspiracy to defraud, or which is a crime involving moral turpitude, or within the last five years of a misdemeanor or felony which is a criminal violation of statutes designed to protect consumers against unlawful practices involving insurance, securities, commodities, real estate, franchises, business opportunities, consumer goods or other goods and services;
    (3) Is subject to (a) any administrative order, judgment or decree entered within five years prior to the date hereof entered or issued by or procured from a state securities commission or administrator, the Securities and Exchange Commission ("SEC"), the Commodities Futures Trading Commission or the U.S. Postal Service, or to (b) any administrative order or judgment, arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment adviser, or involving deceit, theft, fraud or fraudulent conduct, or breach of fiduciary duty, or which is based upon a state banking, insurance, real estate or securities law or (c) has been the subject of any administrative order, judgment or decree in any state in which fraud, deceit, or intentional wrongdoing, including, but not limited to, making untrue statements of material fact or omitting to state material facts, was found;
    (4) Is subject to any pending proceeding in any jurisdiction relating to the exemption from registration of any security or offering, or to any order, judgment or decree in which registration violations were found or which prohibits, denies or revokes the use of any exemption from registration in connection with the offer, purchase or sale of securities, or to an SEC censure or other order based on a finding of false filing;
         (5) Is subject to any order, judgment or decree of any court or regulatory authority of competent jurisdiction entered within five years prior to the date hereof, temporarily, preliminarily or permanently restraining or enjoining such persons from engaging in or continuing any conduct or practice in connection with any aspect of the securities or commodities business or involving the making of any false filing or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment adviser, or which restrains or enjoins such person from activities subject to federal or state statutes designed to protect consumers against unlawful or deceptive practices involving insurance, banking, commodities, real estate, franchises, business opportunities, consumer goods and services, or is subject to a United States Postal Service false representation order entered within five years prior to the date hereof, or is subject to a temporary restraining order or preliminary injunction with respect to conduct alleged to have violated section 3005 of Title 39, United States Code;
         (6) Is suspended or expelled from membership in, or suspended or barred from association with a member of, an exchange registered as a national securities exchange, an association registered as a national securities association, or any self-regulatory organization registered pursuant to the Securities Exchange Act of 1934, or a Canadian securities exchange, or association or self-regulatory organization operating under the authority of the Commodity Futures Trading Commission, or is subject to any currently effective order or order entered within the past five years of the SEC, the Commodity Futures Trading Commission or any state securities administrator denying registration to, or revoking or suspending the registration of, such person as a broker-dealer, agent, futures commission merchant, commodity pool operator, commodity trading adviser or investment adviser or associated person of any of the foregoing, or prohibiting the transaction of business as a broker-dealer or agent;
(7) Has, in any application for registration or in any report required to be filed with, or in any proceeding before the SEC or any state securities commission or any regulatory authority willfully made or caused to be made any statement which was at the time and in the light of the circumstances under which it was made false or misleading with respect to any material fact, or has willfully omitted to state in any such application, report or proceeding any material fact which is required to be stated therein or necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading, or has willfully failed to make any required amendment to or supplement to such an application, report or statement in a timely manner;
         (8) Has willfully violated any provision of the Securities Act of 1933, the Securities Exchange Act of 1934, the Trust Indenture Act of 1939, the Investment Advisers Act of 1940, the Investment Company Act of 1940, the Commodity Exchange Act of 1974 or the securities laws of any state, or any predecessor law, or of any rule or regulation under any of such statutes;
(9) Has willfully aided, abetted, counseled, commanded, induced or procured the violation by any other person of any of the statutes or rules or regulations referred to in subsection (8) hereof;
         (10) Has failed reasonably to supervise his agents, if he is a broker-dealer, or his employees, if he is an investment adviser, but no person shall be deemed to have failed in such supervision if there have been established procedures, and a system for applying such procedures, which would reasonably be expected to prevent and detect, insofar as practicable, any violation of statutes, rules or orders described in subsection (8) and if such person has reasonably discharged the duties and obligations incumbent upon him by reason of such procedures and system without reasonable cause to believe that such procedures and system were not being complied with;
         (11) Is subject to a currently effective state administrative order or judgment procured by a state securities administrator within five years prior to the date hereof or is subject to a currently effective United States Postal Service fraud order or has engaged in dishonest or unethical practices in the securities business or has taken unfair advantage of a customer or is the subject of sanctions imposed by any state or federal securities agency or self-regulatory agency;
         (12) Is insolvent, either in the sense that his liabilities exceed his assets or in the sense that he cannot meet his obligations as they mature, or is in such financial condition that he cannot continue his business with safety to his customers, or has not sufficient financial responsibility to carry out the obligations incident to his operations or has been adjudged a bankrupt or made a general assignment for the benefit of creditors; or
         (13) Is selling or has sold, or is offering or has offered for sale, in any state securities through any unregistered agent required to be registered under the Pennsylvania Securities Act of 1972, as amended (the "Pennsylvania Act") or for any broker-dealer or issuer with knowledge that such broker- dealer or issuer had not or has not complied with the Pennsylvania Act.
    If the Operating Partnership is subject to the requirements of Section
12, 14 or 15(d) of the Securities Exchange Act of 1934, then the Operating Partnership has filed all reports required by those Sections to be filed during the 12 calendar months preceding the date hereof (or for such shorter period that the Operating Partnership was required to file such reports).